EIGHTH AMENDMENT TO OFFICE LEASE

       This EIGHTH AMENDMENT TO OFFICE LEASE ("Eighth Amendment") is made and entered into effective as of the 17th day of March, 2000 ("Effective Date"), by and between STEVENS CREEK ASSOCIATES, a California general partnership d/b/a/ TrizecHahn Plaza of the Americas Management ("Landlord"), and AMRESCO, INC., a Delaware corporation ("Tenant").

                       WITNESSETH:

     WHEREAS, K-P Plaza Limited Partnership, a Texas Limited partnership ("Original Landlord"), and Tenant entered into that certain Office Lease (the "Original Lease") dated February 9, 1996, whereby Original Landlord agreed to lease to Tenant, and Tenant agreed to lease from Original Landlord, those certain premises (the "Premises") consisting of approximately 125,279 rentable square feet located on the entire 17th 22nd, 23rd, 24th and 25th floors and a portion of the 16th floor of that certain office building (the "North Tower") located at 700 North Pearl Street, City of Dallas, Dallas County, Texas, within the development known as the Plaza of the Americas (the "Development"); and

     WHEREAS, Original Landlord and Tenant entered into that certain First Amendment to Office Lease dated July 17, 1996 ("First Amendment"), whereby Tenant leased an additional 5,327 rentable square feet located on the 16th floor of the North Tower, all as set forth in the First Amendment; and

      WHEREAS, Original Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated May 27, 1997 ("Second Amendment"), whereby Tenant leased an additional 3,858 rentable square feet located on the 16th floor of the North Tower on a temporary basis until December 31, 1997 ("First Temporary Premises"), all as set forth in the Second Amendment; and

     WHEREAS, Original Landlord and Tenant entered into that certain Third Amendment to Lease Agreement dated September 22, 1997 ("Third Amendment"), whereby Tenant leased an additional 3,128 rentable square feet located on the 16th floor of the of the North Tower on a temporary basis until March 21, 1998 ("Second Temporary Premises"), all as set forth in the Third Amendment; and

      WHEREAS, KAB Plaza Partners, L.P., a Texas limited partnership ("First Successor Landlord") succeeded to the interest of Original Landlord and assumed all of Original Landlord's rights and obligations under the Lease; and

      WHEREAS, First Successor Landlord and Tenant entered into that certain Fourth Amendment to Lease Agreement dated January 6, 1998 ("Fourth Amendment"), whereby Tenant leased an additional 32,139 rentable square feet, some of which space included the First Temporary Premises and the Second Temporary Premises, on the 16th and 19th floors of the North Tower, so that the Premises thereafter totaled 162,745 rentable square feet; and

      WHEREAS, First Successor Landlord and Tenant entered into that certain Fifth Amendment to Lease Agreement dated March 25, 1998 ("Fifth Amendment"), whereby Tenant leased an additional 34,856 rentable square feet on the 4th and 18th floors of the North Tower, commonly identified as Suite 400 and Suite 1850, respectively, so that the Premises thereafter totaled 197,601 rentable square feet; and

      WHEREAS, First Successor Landlord and Tenant entered into that certain Lease Expansion and Sixth Amendment to Lease Agreement dated July 6, 1998 ("Sixth Amendment"), whereby Tenant leased an additional 1,486 rentable square feet on the 21st floor of the North Tower commonly identified as Suite 2145, so that the Premises thereafter totaled 199,087 rentable square feet; and

      WHEREAS, Landlord succeeded to the interest  of  First
Successor  Landlord  and  assumed  all  of  First  Successor
Landlord's rights and obligations under the Lease; and

      WHEREAS, Landlord and Tenant entered into that certain Seventh Amendment to Office Lease dated June 7, 1999 ("Seventh Amendment"), whereby Tenant leased an additional 1,455 rentable square feet on the 21st floor of the North Tower commonly identified as Suite 2120 on a temporary basis until February 29, 2000 ("Third Temporary Premises"), so that the Premises thereafter totaled 200,542 rentable square feet (such Original Lease, as amended by the First, Second, Third, Fourth, Fifth, Sixth and Seventh Amendments, is hereafter referred to as the "Lease"); and

WHEREAS, Landlord and Tenant terminated the Lease with respect to the Third Temporary Premises pursuant to the terms of that certain Lease Termination Agreement dated
September 15, 1999 ("Termination Agreement.'); and

           WHEREAS, subsequent to the Termination Agreement, the Premises totaled 199,087 rentable square feet; and

WHEREAS, Landlord and Tenant now desire to amend the Lease further to, among other things reduce the Premises by 97,346 rentable square feet, so that from and after the Effective Date of the Eighth Amendment, the Premises shall total 101,741 rentable square feet.

      NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements set forth hereinbelow, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties hereto, the undersigned Landlord and Tenant do hereby covenant and agree as follows:

1. Recitals: All of the recitals set forth above are fully incorporated into this Eighth Amendment.

2. Partial Termination of Lease: Landlord and Tenant hereby acknowledge that Tenant has requested, and upon the terms and conditions set forth herein, Landlord has consented to, Tenant's surrender of that certain space consisting of the entire 17th, 22nd, 23rd, and 24th floors and a portion of the 21st floor of the North Tower (the "Surrendered Space"), commonly known as Suites 1700, 2145, 2200, 2300 and 2400 of the Premises. The Surrendered Space totals 97,346 rentable square feet and is depicted and shown on Exhibit "A" attached hereto and made a part hereof for all purposes. As a result of the foregoing surrender of the Surrendered Space by Tenant to Landlord, Landlord and Tenant hereby agree that the Lease is hereby terminated with respect to the Surrendered Space as of the Effective Date of this Eighth Amendment. Notwithstanding Section 21 of the Lease, in connection with such termination only, Tenant shall be permitted to return the Surrendered Space (and only the Surrendered Space) to Landlord on the Effective Date in its "AS IS" condition, including the furniture; provided, however, that Tenant shall otherwise surrender the Premises in accordance with Section 21 of the Lease. Except for those provisions which specifically survive termination of the Lease, the Lease shall be of no further force or effect with respect to the Surrendered Space as of the Effective Date.

3. Premises. As a result of the termination of this Lease with respect to Surrendered Space as provided in Section 2 above, from and after the Effective Date of this Eighth Amendment, the Premises as described in the Basic Office Lease Information incorporated into the Lease shall total 101,741 rentable square feet located on the 4th, 16th, 18th, 19th and 25th floors of the North Tower commonly known as Suites 400, 1600, 1850, 1900 and 2500, all as depicted and shown on Exhibit "B" attached hereto and made a part hereof for all purposes.

4. Term. The Term of the Lease remains unchanged by this Eighth Amendment. In that regard, the Term of the Lease with respect to the remainder of the Premises shall terminate on October 31, 2006.

5. Basic Rental. From and after the Effective Date of this Eighth Amendment, Tenant shall pay Landlord the Basic Rental for the remaining Premises in accordance with the Basic Rental Schedule set forth on Exhibit "C" attached hereto and made a part hereof for all purposes. The Basic Rental Schedule set forth on Exhibit "C" is intended to replace all other provisions of the Lease relating to the amount of Basic Rental to be paid in connection with the Lease.

6. Tenant's Proportionate Share. Landlord and Tenant stipulate and agree that for all purposes under the Lease, from and after the Effective Date of this Eighth Amendment, Tenant's Proportionate Share shall be 9.731% (0.09731), obtained by dividing (a) 101,741 rentable square feet in the Premises by (b) 1,045,551 rentable square feet in the Development. The foregoing numbers of rentable square feet are stipulations and establish a material part of the economic basis for the execution of this Eighth Amendment by Landlord and shall not be adjusted unless the rentable area of the Premises is increased or decreased by addition or deletion of rentable area within the Development in appropriate amendment to the Lease as executed.

7. Parking. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall be permitted (but not obligated) to use up to, but not exceeding, one (1) vehicular parking space in the parking garage associated with the Building (the "Parking Garage") for each 1,500 rentable square feet in the Premises during the Term and subject to such rates, terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Garage. However, Landlord agrees to charge Tenant an initial rate of $65.00 per undesignated vehicular parking space per month or $150.00 per designated vehicular parking space per month until October 31, 2001, with annual increases not to exceed 10% per year after such date. In addition, Tenant's employees shall have the right to use, at no expense to Tenant, any available undesignated vehicular parking spaces in the Parking Garage at any time after 6:00 p.m. until 7:00 a.m. business days and all day Saturday and Sunday. Up to ten (10) of Tenant's vehicular parking spaces provided for hereunder may be "designated" spaces reflected as spaces 4-13 on the lower ramp of level 4 as provided under Exhibit "G" of the Lease, with the remainder of such vehicular parking spaces being "undesignated" spaces.

     It is specifically intended that this Section
7  of  this  Eighth Amendment replace in  all  respects
Exhibit G to the Lease and all other provisions of  the
Lease   (including  amendments)  relating  to  Tenant's
rights with respect to parking.

8.   Increase or Decrease of Space. That portion of Section
2 of the Lease entitled "Increase or Decrease of Space" is hereby deleted in its entirety (except for the last three paragraphs of Section 2, which are not deleted). Except as otherwise provided in Section 11 of this Eighth Amendment, Tenant shall have no further rights of expansion, contraction or termination under the Lease.

9. Expansion Option. Exhibit "K" to the Lease (as amended by the Fourth Amendment) is hereby deleted in its entirety.
Tenant acknowledges that Tenant shall have no further rights of expansion under the Lease.

10. Right of Refusal. Exhibits "L" and "M" to the Lease relating to Tenant's right of first refusal with respect to the Right of Refusal Space are hereby deleted in their entirety. Tenant acknowledges that Tenant shall have no further preferential rights under the Lease.

11.  Renewal Options. Exhibit "O" to the Lease relating to
Tenant's renewal options is hereby deleted in its entirety and replaced with the right set forth on Exhibit "D" attached hereto and made a part hereof for all purposes.

12. Termination Option. Exhibit "S" to the Lease relating to Tenant's termination option is hereby deleted in its entirety and replaced with the right set forth in Exhibit "E" attached hereto and made a part hereof for all purposes.

13. Lease Buyout Allowance. Tenant acknowledges and agrees that Landlord's obligation with respect to Exhibit "J" to the Lease has been satisfied in full. Consequently, Exhibit
"J" is hereby deleted from the Lease in its entirety.

14. Construction Allowance. Tenant hereby waives any rights or claims that Tenant may have relating to any construction allowance contained in the Lease including, without limitation, those allowances contained in the First, Fourth and Fifth Amendments.

15.  Storage Space.  The term "Storage Space" as defined in
Exhibit "T" to the Lease is hereby modified and amended to mean storage space of up to approximately 2,500 rentable square feet located in the North Tower, in a location to be mutually agreed upon by Landlord and Tenant.

16. Signage. The second Paragraph of Exhibit "F" to the Lease relating to Tenant's building facade signage and monument signage is hereby modified and amended to provide that (i) Tenant shall no longer have the right to erect signage or plaques on the granite facade of the North Tower and (ii) Tenant's monument signage shall be permitted to exist for a period not to exceed (and shall automatically terminate upon the expiration of) sixty (60) months from and after the Commencement Date of the Original Lease. On or before the expiration of the sixtieth (60th) month from and after the Commencement Date of the Original Lease, Tenant shall remove or cause to be removed all exterior signage identifying Tenant (including, without limitation,) the monument sign in front of the North Tower. Tenant shall repair all damage caused by such removal in accordance with the terms of the Lease and shall restore such areas to the condition in which they existed immediately prior to the erection of such signage. In the event Tenant fails to cause such removal in accordance with the terms of the Lease, Landlord may, at Tenant's cost and expense, remove any and all such signage. In the event Tenant's legal name or trade name applicable to the Premises shall be modified or amended prior to the expiration of the aforementioned 60-month period, Tenant's exterior signage rights modified by this
Section 16 shall immediately cease and terminate and Tenant shall then remove or cause to be removed all such signage in accordance herewith.

17. Effect of Amendment. Except as specifically amended by the provisions of this Amendment, the terms and provisions stated in the Lease shall continue to govern the rights and obligations of Landlord and Tenant with respect to the matters that are the subject of the Lease; and all provisions and covenants of the Lease shall remain in full force and effect as stated therein, except to the extent as specifically amended by the provisions of the Amendment. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

18. Capitalized Terms. Except as otherwise defined in this Amendment, all capitalized terms used herein shall have the meaning given to such terms in the Lease.

19.  Counterparts.   To  facilitate execution  of  this
Amendment, this Amendment may be executed in one or more counterparts as may be convenient or required, and an executed copy of this Amendment delivered by facsimile shall have the effect of an original, executed instrument. All counterparts of this Amendment shall collectively constitute a single instrument, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, this Amendment has been executed and delivered effective as of the date and year first above written.


                              LANDLORD:

                              STEVENS CREEK ASSOCIATES,
                              A California general partnership

                              By:  TrizecHahn Centers Inc.
                              Its: General Partner

                                   By: //Antonio A. Bismonte
                                   Name:  Antonio A. Bismonte
                                   Title: Senior Vice President

                                   By: //Donald R. Brown
                                   Name: Donald R. Brown
                                   Title: Senior Vice President

                              TENANT:

                              AMRESCO COMMERCIAL FINANCE, INC.
                              A Nevada corporation

                                   By: //L. Keith Blackwell
                                   Name:  L. Keith Blackwell
                                   Title: Senior Vice President

                              AMRESCO, INC.
                              A Delaware corporation

                                   By: // L. Keith Blackwell
                                   Name:  L. Keith Blackwell
                                   Title: Senior Vice President



List of Attachments:

Exhibit "A"-   Surrendered Space
Exhibit "B"-   Depiction of Premises
Exhibit "C"-   Basic Rental Schedule
Exhibit "D"-   Renewal Option
Exhibit "E"-   Termination Option